Filed Pursuant to Rule 424(B)(2)
Registration No. 333-131369

The information in this pricing supplement is not complete and may be changed.

Subject to Completion
Preliminary Pricing Supplement dated June 21, 2007

Pricing Supplement to Prospectus Supplement and Prospectus dated January 30, 2006 relating to the AB Svensk Exportkredit (Swedish Export Credit Corporation) Medium-Term Note Program

$

ELEMENTSSM Linked to the Rogers International Commodity Index®—Metals Total ReturnSM

Due        , 2022

The ELEMENTSSM Linked to the Rogers International Commodity Index®—Metals Total ReturnSM due           , 2022 (the “Securities”) do not guarantee any return of principal at maturity and do not pay any interest during their term. Instead, you will receive a cash payment at maturity or upon repurchase by SEK based on the performance of the Rogers International Commodity Index® —Metals Total ReturnSM less an investor fee. The principal terms of the Securities are as follows:

Issuer: AB Svensk Exportkredit (Swedish Export Credit Corporation) (“SEK”)

Underlying Index: The return on the Securities is linked to the performance of the Rogers International Commodity Index® —Metals Total ReturnSM (Bloomberg symbol: ROGRIMTR) (the “Index”). The Index represents the value of a basket of 10 metals commodity futures contracts and is a sub-index of the Rogers International Commodity Index®—Total ReturnSM (the “RICI—Total Return Index”).  The RICI—Total Return Index is a composite, United States dollar based, total return index, launched by James B. Rogers on July 31, 1998, representing the value of a basket of commodities consumed in the global economy, ranging from agricultural to energy and metals products.

Payment at Maturity: If your Securities have not previously been repurchased by SEK at your election, at maturity you will receive a cash payment equal to the principal amount of your Securities times the index factor on the final valuation date times the fee factor on the final valuation date.

Secondary Market: We intend to list the Securities on the New York Stock Exchange under the ticker symbol “ECY”. If an active secondary market in the Securities develops, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Repurchase of the Securities: Subject to the requirements described below, you may offer $5,000,000 principal amount or more of your Securities to SEK for repurchase during the term of the Securities on a weekly repurchase date beginning 90 days after the inception date.  If you elect to offer your Securities for repurchase, and the requirements for acceptance by SEK are met, you will receive a cash payment in an amount equal to the weekly repurchase value, which is the principal amount of your Securities to be repurchased times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

Repurchase Mechanics:  You may offer your Securities to SEK for repurchase during the term of the Securities beginning 90 days after the inception date. To offer your Securities for repurchase on a repurchase date, you and your broker must deliver an irrevocable offer for repurchase to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) no later than 5:00 p.m., New York City, time on the fifth business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the Securities — Repurchase Procedures”. If you fail to comply with these procedures, your offer will be deemed ineffective and SEK will not be obligated to repurchase your Securities. Also, unless the scheduled repurchase date is postponed due to a market disruption event as described herein, SEK will not repurchase your Securities during the ten business days immediately prior to the maturity date.

Valuation Date: Valuation date means each Tuesday from         , 2007 to          , 2022 inclusive. We refer to Tuesday,            , 2022, as the “final valuation date”. If there is a market disruption event occurring on a valuation date, such valuation date, including the final valuation date, may be postponed as provided herein.

Repurchase Date: A repurchase date is the fourth business day following a valuation date. Unless the scheduled repurchase date is postponed due to a market disruption event as described herein, SEK will not repurchase your Securities during the ten business days immediately prior to the maturity date.

Inception Date:                , 2007.

Settlement Date:                 , 2007.

Index Factor: The index factor on any given day, other than the final valuation date, will be equal to the closing value of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Fee Factor: The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the value of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase by SEK.

Trading Day: A trading day is a day on which (i) the value of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange, the Nasdaq Stock Market and the American Stock Exchange and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the calculation agent in its sole discretion.

Business Day: A business day is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or Stockholm, Sweden generally are authorized or obligated by law, regulation or executive order to close.

CUSIP Number: 870297 405

You may lose some or all of your principal if you invest in the Securities. See “Risk Factors” beginning on page PS-9 of this pricing supplement for risks relating to an investment in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to sell a portion of the Securities on the inception date through the agents named below and through one or more dealers purchasing as principals through the agents named below at 100% of their stated principal amount of $25.00 each.  Additional Securities may be offered and sold from time to time through the agents named below and one or more dealers.  We will receive proceeds equal to 100% of the offering price of Securities sold after the inception date.

Each agent named below and any dealer in the initial and any subsequent distribution is expected to charge normal commissions for the purchase of the Securities.  Nuveen Investments, LLC (“Nuveen Investments”) and MLPF&S, each a member of NASD, Inc., will receive a portion of the investor fee.  Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

Nuveen Investments	Merrill Lynch & Co.

As Agents for

Pricing Supplement dated                , 2007

ELEMENTSSM and  are service marks of Merrill Lynch, Pierce, Fenner & Smith Incorporated

TABLE OF CONTENTS

PRICING SUPPLEMENT

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of the ELEMENTSSM Linked to the Rogers International Commodity Index®—Metals Total ReturnSM due          , 2022 (the “Securities”), as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the Securities.  The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated January 30, 2006 and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated January 30, 2006 which supplements the prospectus.

We may, without your consent, create and issue securities in addition to those offered by this pricing supplement having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities.

This section summarizes the following aspects of the Securities:

•	What are the Securities and how do they work?

•	How do you sell your Securities?

•	How do you offer your Securities for repurchase by SEK?

•	What are some of the risks of the Securities?

•	Is this the right investment for you?

•	What are the tax consequences?

•	How do you calculate the payment on the Securities?

What Are the Securities and How Do They Work?

The Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Rogers International Commodity Index® —Metals Total ReturnSM (the “Index”). The Securities will be issued in denominations of $25 stated principal amount.

The Index represents the value of a basket of 10 metals commodity futures contracts (the “Index Components”) and is a sub-index of the Rogers International Commodity Index® —Total ReturnSM (the “RICI—Total Return Index”), which is a composite, United States dollar based, total return index, launched by James B. Rogers on July 31, 1998. The RICI—Total Return Index and the Index are published by Beeland Interests, Inc. The RICI—Total Return Index represents the value of a basket of futures contracts on commodities consumed in the global economy, ranging from agricultural to energy and metals products.

If your Securities have not been previously repurchased by SEK at your election, at maturity you will receive a cash payment equal to the principal amount of your Securities times the index factor determined on the final valuation date times the fee factor on the final valuation date. Prior to maturity, you may, subject to certain restrictions, offer your Securities for repurchase by SEK on any repurchase date during the term of the Securities beginning 90 days after the inception date, provided that you offer at least $5,000,000 principal amount of Securities for repurchase and follow the procedures as described below.  If you choose to offer your Securities for repurchase on a repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

The index factor on any given day, other than the final valuation date, will be equal to the closing value of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level will equal the closing index level on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A repurchase date is the fourth business day following a valuation date.  A valuation date is each Tuesday from        , 2007 to      , 2022 inclusive or, if such date is not a trading day, the next succeeding trading day. Unless the scheduled repurchase date is postponed due to a market disruption event, SEK will not repurchase your Securities during the ten days immediately prior to the maturity date. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to our Index Component up to four scheduled trading days. If postponement of a valuation date due to a market disruption occurs, such postponement will continue until the next trading day on which there is no market disruption, up to four scheduled trading days. If a market disruption event with respect to an Index Component causes the postponement of the valuation date for more than four scheduled trading days, the value of the Index for such weekly repurchase date will be calculated by reference to the value of such affected Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on such weekly valuation date, as postponed.

We will not pay you interest during the term of the Securities.

For a further description of how your payment at maturity will be calculated, see “— How Do You Calculate the Payment on the Securities? — Hypothetical Examples” below and “Specific Terms of the Securities” in this pricing supplement.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the value of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase by SEK. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase by SEK.

How Do You Sell Your Securities?

We intend to list the Securities on the New York Stock Exchange. If an active secondary market in the Securities develops, we expect that investors will purchase and sell the Securities primarily in this secondary market.

How Do You Offer Your Securities for Repurchase by SEK?

If you wish to offer your Securities to SEK for repurchase, you and your broker must follow the following procedures:

•                       your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to MLPF&S by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your Securities for repurchase by SEK on any repurchase date. MLPF&S must acknowledge receipt from your broker in order for your offer to be effective;

•                       your broker must book a delivery vs. payment trade with respect to your Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing MLPF&S; and

•                       cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Securities in respect of such deadlines. If MLPF&S does not receive your offer to repurchase by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your notice will not be effective and we will not accept your offer to repurchase your Securities on the applicable repurchase date.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

What Are Some of the Risks of the Securities?

An investment in the Securities involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•                       Uncertain Principal Repayment — If the value of the Index decreases, or does not increase by an amount greater than the aggregate investor fee applicable to your Securities, you will receive less than your original investment in the Securities.

•                       Commodity Market Risk — The return on the Securities is linked to the performance of the Index which, in turn, is linked to the prices of the Index Components. Commodity futures prices may change unpredictably, affecting the value of the Index Components and, consequently, the value of your Securities in unforeseeable ways.

•                       Concentrated Investment Risk — The Index Components are concentrated in commodities in general and in metals commodities in particular. Your investment may therefore carry risks similar to a concentrated securities investment in the metals sector.

•                       No Interest Payments — You will not receive any periodic interest payments on the Securities.

•                       A Trading Market for the Securities May Not Develop — Although we intend to list the Securities on the New York Stock Exchange, a trading market for your Securities may not develop. We are not required to maintain any listing of the Securities on the New York Stock Exchange or any other exchange.

•                       Restrictions on repurchases by SEK — You must offer at least $5,000,000 principal amount of Securities to SEK for your offer for repurchase to be considered.

•                       SEK Will Not Repurchase Your Securities During the First 90 Days After the Inception Date — You may only offer your Securities to SEK for repurchase during the term of the Securities beginning 90 days after the inception date. Because of this, your ability to liquidate the Securities may be limited during this time.

•                       Your Offer for Repurchase Is Irrevocable — You will not be able to rescind your offer for repurchase after it is received by MLPF&S, so you will be exposed to market risk in the event market conditions change after MLPF&S receives your offer.

Is This the Right Investment for You?

The Securities may be a suitable investment for you if:

•                       You seek an investment with a return linked to the performance of the Index.

•                       You believe the value of the Index will increase by an amount sufficient to offset the aggregate investor fee and to provide you with a satisfactory return on your investment during the term of the Securities.

•                       You are willing to accept the risk of fluctuations in the value of the Index.

•                       You do not seek current income from this investment.

The Securities may not be a suitable investment for you if:

•                       You are not willing to be exposed to fluctuations in the value of the Index.

•                       You seek a guaranteed return of principal.

•                       You believe the value of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee during the term of the Securities.

•                       You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•                       You seek current income from your investment.

What Are the Tax Consequences?

Absent an administrative or judicial ruling to the contrary, you should treat the Securities for all tax purposes as a prepaid forward contract to purchase the Index. If the Securities are so treated, you should recognize capital gain or loss upon the sale, repurchase or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your adjusted tax basis in the Securities.

The United States federal income tax consequences of your investment in the Securities are uncertain, and it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see “Supplemental Tax Considerations — Supplemental U.S. Tax Considerations” below.

How Do You Calculate the Payment on the Securities?

Set forth below is an explanation of the steps necessary to calculate the payment on the Securities at maturity or upon repurchase by SEK.

Step 1: Calculate the fee factor

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365.  The annual investor fee is equal to 0.75%.

Step 2: Calculate the index factor

The index factor on any given day, other than the final valuation date, will be equal to the closing value of the Index on that day divided by the initial index level. The index factor on the final valuation date will equal the average of the closing values of the Index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Step 3: Calculate the payment

You will receive a cash payment at maturity or upon repurchase by SEK, as applicable, equal to the principal amount of your Securities times the index factor on the applicable valuation date times the fee factor on the applicable valuation date.

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the value of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your Securities by SEK. If the value of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon repurchase of your Securities by SEK.

Hypothetical Examples

The following examples show how the Securities would perform in hypothetical circumstances. We have included two examples in which the Index has increased by approximately 450% at maturity, as well as two examples in which the Index has decreased by approximately 50% at maturity. These examples highlight the behavior of the indicative value in different circumstances. The figures in these examples have been rounded for convenience.  Figures for year 15 are as of the final valuation date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Assumptions:

Annual Investor Fee	Days	Principal	Starting Index
0.75%	365	$25.00	2,184.12

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H
Year	Index Level	Index Factor	Cumulative Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
					Principal *
A	B	B / Starting Index	0.75% * (N / 365)	1—D	C * E
0	2,184.12	1.00	0.00%	100.00%	$25.00
1	2,074.91	0.95	0.75%	99.25%	$23.57	-5.00	-5.71%
2	1,638.09	0.75	1.50%	98.50%	$18.47	-13.40%	-14.05%
3	2,468.06	1.13	2.25%	97.75%	$27.61	4.16%	3.37%
4	3,276.18	1.50	3.00%	97.00%	$36.38	10.67%	9.83%
5	2,031.23	0.93	3.75%	96.25%	$22.38	-1.44%	-2.19%
6	2,468.06	1.13	4.50%	95.50%	$26.98	2.06%	1.28%
7	3,057.77	1.40	5.25%	94.75%	$33.16	4.92%	4.12%
8	3,822.21	1.75	6.00%	94.00%	$41.13	7.25%	6.42%
9	3,844.05	1.76	6.75%	93.25%	$41.03	6.48%	5.66%
10	4,368.24	2.00	7.50%	92.50%	$46.25	7.18%	6.35%
11	5,460.30	2.50	8.25%	91.75%	$57.34	8.69%	7.84%
12	6,006.33	2.75	9.00%	91.00%	$62.56	8.80%	7.94%
13	6,552.36	3.00	9.75%	90.25%	$67.69	8.82%	7.96%
14	9,282.51	4.25	10.50%	89.50%	$95.09	10.89%	10.01%
15	12,012.66	5.50	11.25%	88.75%	$122.03	12.04%	11.15%

Hypothetical Examples

Assumptions:

Annual Investor Fee	Days	Principal	Starting Index
0.75%	365	$25.00	2,184.12

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H
						Annualized	Annualized
Year	Index Level	Index Factor	Cumulative Investor Fee	Fee Factor	Indicative Value	Index Return	Product Return
A	B	B / Starting Index	0.75% * (N / 365)	1 — D	Principal * C * E
0	2,184.12	1.00	0.00%	100.00%	$25.00
1	2,074.91	0.95	0.75%	99.25%	$23.57	-5.00%	-5.71%
2	2,162.28	0.99	1.50%	98.50%	$24.38	-0.50%	-1.25%
3	3,210.66	1.47	2.25%	97.75%	$35.92	13.70%	12.84%
4	2,184.12	1.00	3.00%	97.00%	$24.25	0.00%	-0.76%
5	1,922.03	0.88	3.75%	96.25%	$21.18	-2.52%	-3.27%
6	2,162.28	0.99	4.50%	95.50%	$23.64	0.17%	-0.93%
7	3,276.18	1.50	5.25%	94.75%	$35.53	5.96%	5.15%
8	3,276.18	1.50	6.00%	94.00%	$35.25	5.20%	4.39%
9	4,368.24	2.00	6.75%	93.25%	$46.63	8.01%	7.17%
10	6,071.85	2.78	7.50%	92.50%	$64.29	10.77%	9.91%
11	6,814.45	3.12	8.25%	91.75%	$71.57	10.90%	10.03%
12	6,552.36	3.00	9.00%	91.00%	$68.25	9.59%	8.73%
13	6,989.18	3.20	9.75%	90.25%	$72.20	9.36%	8.50%
14	9,282.51	4.25	10.50%	89.50%	$95.09	10.89%	10.01%
15	12,012.66	5.50	11.25%	88.75%	$122.03	12.04%	11.15%

Hypothetical Examples

Assumptions:

Annual Investor Fee	Days	Principal	Starting Index
0.75%	365	$25.00	2,184.12

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H

Year	Index Level	Index Factor	Cumulative Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
A	B	B / Starting Index	0.75% * (N / 365)	1 — D	Principal * C * E
0	2,184.12	1.00	0.00%	100.00%	$25.00
1	2,074.91	0.95	0.75%	99.25%	$23.57	-5.00%	-5.71%
2	1,747.30	0.80	1.50%	98.50%	$19.70	-10.56%	-11.23%
3	2,249.64	1.03	2.25%	97.75%	$25.17	0.99%	0.23%
4	3,166.97	1.45	3.00%	97.00%	$35.16	9.73%	8.90%
5	4,084.30	1.87	3.75%	96.25%	$45.00	13.34%	12.47%
6	4,368.24	2.00	4.50%	95.50%	$47.75	12.25%	11.39%
7	5,460.30	2.50	5.25%	94.75%	$59.22	13.99%	13.11%
8	6,006.33	2.75	6.00%	94.00%	$64.63	13.48%	12.60%
9	4,368.24	2.00	6.75%	93.25%	$46.63	8.01%	7.17%
10	3,363.54	1.54	7.50%	92.50%	$35.61	4.41%	3.60%
11	2,686.47	1.23	8.25%	91.75%	$28.21	1.90%	1.11%
12	3,822.21	1.75	9.00%	91.00%	$39.81	4.77%	3.95%
13	3,123.29	1.43	9.75%	90.25%	$32.26	2.79%	1.98%
14	2,162.28	0.99	10.50%	89.50%	$22.15	-0.07%	-0.86%
15	1,092.06	0.50	11.25%	88.75%	$11.09	-4.52%	-5.27%

Hypothetical Examples

Assumptions:

Annual Investor Fee	Days	Principal	Starting Index
0.75%	365	$25.00	2,184.12

N = the actual number of days elapsed from the inception date to and including the applicable valuation date. For purposes of the calculation in this table, each year is assumed to have 365 days.

A	B	C	D	E	F	G	H

Year	Index Level	Index Factor	Cumulative Investor Fee	Fee Factor	Indicative Value	Annualized Index Return	Annualized Product Return
A	B	B / Starting Index	0.75% * (N / 365)	1 — D	Principal * C * E
0	2,184.12	1.00	0.00%	100.00%	$25.00
1	2.074.91	0.95	0.75%	99.25%	$23.57	-5.00%	-5.71%
2	2,184.12	1.00	1.50%	98.50%	$24.63	0.00%	-0.75%
3	2,555.42	1.17	2.25%	97.75%	$28.59	5.37%	4.58%
4	4,084.30	1.87	3.00%	97.00%	$45.35	16.94%	16.05%
5	3,931.42	1.80	3.75%	96.25%	$43.31	12.47%	11.62%
6	3,909.57	1.79	4.50%	95.50%	$42.74	10.19%	9.35%
7	2,926.72	1.34	5.25%	94.75%	$31.74	4.27%	3.47%
8	2,992.24	1.37	6.00%	94.00%	$32.20	4.01%	3.21%
9	2,620.94	1.20	6.75%	93.25%	$27.98	2.05%	1.26%
10	2,446.21	1.12	7.50%	92.50%	$25.90	1.14%	0.35%
11	2,184.12	1.00	8.25%	91.75%	$22.94	0.00%	-0.78%
12	1,922.03	0.88	9.00%	91.00%	$20.02	-1.06%	-1.83%
13	1,747.30	0.80	9.75%	90.25%	$18.05	-1.70%	-2.47%
14	1,572.57	0.72	10.50%	89.50%	$16.11	-2.32%	-3.09%
15	1,092.06	0.50	11.25%	88.75%	$11.09	-4.52%	-5.27%

RISK FACTORS

The Securities are unsecured debt securities of SEK. The Securities are riskier than ordinary unsecured debt securities. The return on the Securities is linked to the performance of the Index. Investing in the Securities is not equivalent to investing directly in the Index Components or the Index itself. See “The Index” below for more information.

This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the Securities.

Even If the Value of the Index at Maturity or upon Repurchase by SEK Exceeds the Initial Index Level, You May Receive Less Than the Principal Amount of Your Securities

Because the investor fee reduces the amount of your return at maturity or upon repurchase by SEK, the value of the Index must increase by an amount sufficient to offset the aggregate investor fee applicable to your Securities in order for you to receive at least the principal amount of your investment at maturity or upon repurchase of your Securities by SEK. If the value of the Index decreases or does not increase sufficiently to offset the impact of the investor fee, you will receive less than the principal amount of your investment at maturity or upon repurchase of your Securities by SEK.

The Principal of Your Securities is Not Protected and You May Lose All or a Significant Portion of Your Investment in the Securities.

The principal of your Securities is not protected. Our cash payment on your Securities on the maturity date or repurchase date, if any, will be mainly based on any increase or decrease in the Index. You may lose all or a significant amount of your entire investment in the Securities if the value of the Index decreases substantially.

You Will Not Benefit from Any Increase in the Value of the Index If Such Increase Is Not Reflected in the Value of the Index on the Applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the impact of the investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your Securities at maturity or upon repurchase by SEK. This will be true even if the value of the Index as of some date or dates prior to the applicable valuation date (including the final valuation date) would have been high enough to offset the impact of the investor fee.

There Are Restrictions on the Minimum Number of Securities You May Offer to SEK for Repurchase and on the Dates on Which the Securities May Be Repurchased

If you elect to offer your Securities to SEK for repurchase, you must offer at least $5,000,000 principal amount of Securities to SEK at one time on any repurchase date. Your offer to SEK to repurchase your Securities on a repurchase date is only valid if MLPF&S receives such notice from your broker by no later than 5:00 p.m. on the fifth scheduled business day prior to the applicable valuation date preceding the applicable repurchase date. If MLPF&S does not receive an offer to repurchase by 5:00 p.m. on the fifth scheduled business day prior to the applicable valuation date, any offer will not be effective and we will not repurchase your Securities on the applicable repurchase date. Also, unless the scheduled repurchase date is postponed due to a market disruption event, SEK will not repurchase your Securities during the ten business days immediately prior to the maturity date. See “Specific Terms of Your Security — Repurchase Procedures” for more information.

The weekly repurchase feature is intended to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value.  There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SEK’s Obligation to Repurchase Your Securities is subject to Substantial Restrictions

SEK will repurchase your Securities only if you are offering at least $5,000,000 principal amount of Securities for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount of $5,000,000 principal amount of Securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause SEK to repurchase your Securities.  If you own Securities with an aggregate principal amount of less than $5,000,000, you will not be able to cause SEK to repurchase your Securities.  Furthermore, you may only offer your Securities to SEK for repurchase during the term of the Securities beginning 90 days after the inception date. If an active trading market does not develop in the Securities during the first 90 days after the inception date, your ability to transfer your Securities during this time will be limited.  Also, because of the timing requirements of your offer for repurchase, settlement of the repurchase by SEK will be prolonged when compared to a sale and settlement in the secondary market.  As your offer for repurchase is irrevocable, this will subject you to market risk in the event the market fluctuates after MLPF&S receives your offer.

The Market Value of the Securities May Be Influenced by Many Unpredictable Factors, Including Volatile Metals Commodities Prices

The market value of your Securities may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the value of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

•                       the time remaining to the maturity of the Securities;

•                       supply and demand for the Securities, including inventory positions with any market maker;

•                       economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Components;

•                       the prevailing rate of interest; and

•                       the creditworthiness of SEK.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your Securities

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single trading day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”.  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices.  These circumstances could adversely affect the value of the Index and, therefore, the value of your Securities.

The Securities are not regulated by the CFTC

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator” (a “CPO”).  Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as a commodity pool, SEK will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or by SEK on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”).  SEK is not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

The Index is a rolling index

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts have a set expiration date and normally specify a certain date for delivery of the underlying physical commodity. In the case of the Index, as the exchange-traded futures contracts that comprise the Index approach the month before expiration, they are replaced by contracts that have a later expiration. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the nearer delivery month contract would take place at a price that is higher than the price of the distant delivery month contract, thereby creating a positive “roll yield”.  These markets, however, may trade in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. Certain of the commodities included in the Index from time to time in the past traded in contango markets. Contango (or the absence of backwardation) in the commodity markets would result in negative “roll yields” which could adversely affect the value of the Index and, accordingly, decrease the payment you receive at maturity or upon repurchase by SEK.

Historical Values of the Index or Any Index Component Should Not Be Taken as an Indication of the Future Performance of the Index During the Term of the Securities

The actual performance of the Index or any Index Component over the term of the Securities, as well as the amount payable at maturity or upon repurchase by SEK, may bear little relation to the historical values of the Index or the Index Components, which have been highly volatile.

Commodity Prices May Change Unpredictably, Affecting the Value of the Index and the Value of Your Securities in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the Index Components, is speculative and can be extremely volatile.  Market prices of the Index Components may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; fluctuations in agricultural output; changes in trade practices; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction.  The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity.  These factors may affect the value of the Index and the value of your Securities in varying ways, and different factors may cause the prices of the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

The prices of physical commodities, including the commodities underlying the Index Components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The Securities May Not Be a Suitable Investment for You

The Securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the value of the Index; you seek a guaranteed return of principal; you believe the value of the Index will decrease or will not increase by an amount sufficient to offset the impact of the investor fee during the term of the Securities; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in Our Credit Ratings May Affect the Market Value of Your Securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your Securities. However, because the return on your Securities is dependent upon certain factors in addition to our ability to pay our obligations on your Securities, an improvement in our credit ratings will not reduce the other investment risks related to your Securities.

You Will Not Receive Interest Payments on the Securities or Have Rights in the Exchange-Traded Futures Contracts Constituting the Index Components

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that investors in the Index Components may have. Your Securities will be paid in cash, and you will have no right to receive delivery of any Index Components or commodities underlying the Index Components.

There May Not Be an Active Trading Market in the Securities; Sales in the Secondary Market May Result in Significant Losses

Although we intend to list the Securities on the New York Stock Exchange, there can be no assurance that a secondary market for the Securities will develop. No assurances can be given as to the approval of the Securities for listing or, if listed, the continuation of the listing during the term of the Securities. We are not required to maintain any listing of the Securities on the New York Stock Exchange or any other exchange.

Trading by SEK’s Hedge Counterparties and/or Their Affiliates and Other Transactions by SEK or Its Hedge Counterparties in Instruments Linked to the Index or Index Components May Impair the Market Value of the Securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we expect to enter into a hedge with a counterparty to hedge our obligations under the Securities. Such counterparty may purchase the Index Components (including the underlying physical commodities), futures or options on the Index Components or the Index, or other derivative instruments with returns linked to the performance of the Index Components or the Index to hedge their exposure and may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the Index Components and the value of the Index and, therefore, the market value of the Securities. It is possible that the counterparty to our hedge could receive substantial returns from these hedging activities while the market value of the Securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Components, futures or options on Index Components, the physical commodities underlying the Index Components or the Index, and other investments relating to the Index Components or the Index. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the Securities.

With respect to any of the activities described above, neither we nor our hedge counterparties have any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

There May Be Conflicts of Interest Between You and MLPF&S

Merrill Lynch Commodities, Inc., an affiliate of MLPF&S, and certain of its other affiliates will, from time to time, trade in some or all of the Index Components on a spot and forward basis and other contracts and products in or related to the Index Components (including futures contracts and options on futures contracts traded on futures exchanges in the United States and other countries, and commodity options and swaps). Also, MLPF&S and affiliates of MLPF&S may issue or underwrite other financial instruments with returns indexed to the prices of the Index Components and derivative commodities. These trading and underwriting activities could affect the level of the Index in a manner that would be adverse to your investment in the Securities. Moreover, MLPF&S and its affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the Index Components and physical commodities generally. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of an investment in the Securities. Publication of such research by MLPF&S or its affiliates may affect the market price of the Index Components and the value of the Index and, therefore, the market price of the Securities. With respect to any of the activities described above, neither MLPF&S, Merrill Lynch Commodities, Inc. nor any of their affiliates have any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

The Liquidity of the Market for the Securities May Vary Materially Over Time

As stated on the cover of this pricing supplement, we intend to sell a portion of the Securities on the inception date, and additional Securities will be offered and sold from time to time through MLPF&S acting as our agent.  Also, the number of Securities outstanding could be reduced at any time due to repurchases of the Securities by SEK as described in this pricing supplement.  Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities.  While you may elect to offer your Securities for repurchase by SEK prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least $5,000,000 principal amount of Securities to SEK at one time for repurchase on any repurchase date.

Beeland Interests, Inc. May Discontinue the Index and Public Disclosure of Information Relating to the Index May Change Over Time

Beeland Interests, Inc. (“Beeland”), the publisher of the Index, is not under any obligation to continue to calculate the Index or required to calculate any successor index. If Beeland discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity or upon repurchase by SEK.  Initially, MLPF&S will serve as the calculation agent for the Securities.  The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity or upon repurchase by SEK will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” and “— Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation” in this pricing supplement.

You, as an investor in the Securities, should make your own investigation into the Index and Beeland. Beeland has no obligation to consider your interests as a holder of the Securities.

The Composition of the Index is Controlled by James B. Rogers and Changes to the Composition or Calculation of the Index May Affect the Value of the Securities and the Amount You Receive on the Maturity Date

The RICI — Total Return Index, from which the Index is derived, is overseen and managed by a committee (the “RICI Committee”). James B. Rogers (“Rogers”) chairs the RICI Committee and controls its decisions.

Rogers, through the RICI Committee, has a significant degree of discretion regarding the composition and management of the RICI — Total Return Index, and thus has a significant degree of discretion regarding the composition and management of the Index, including additions, deletions and the weightings of the commodities included in the Index or exchange-traded futures contracts on the commodities included in the Index.  Any of these factors could affect the Index and, therefore, could affect the amount payable on the Securities on the maturity date or applicable repurchase date and the market value of the Securities  prior to maturity. Rogers and the RICI Committee do not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Securities, into consideration when reweighting or making any other changes to the Index.

Additionally, Rogers, individually or through an entity controlled by Rogers, actively trades commodities and/or futures contracts on physical commodities, including underlying commodities and/or futures contracts on physical commodities included in the Index, and over-the-counter contracts having values which are derived from or are related to such commodities. Rogers, individually or through an entity controlled by Rogers, also may actively trade and hedge the Index. With respect to any such activities, neither Rogers nor any of the entities controlled by Rogers has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time. It is possible that such trading and hedging activities, by any of these parties, will affect the value of the Index and therefore the market value of the Securities.

The Policies of the RICI Committee and Changes That Affect the Composition and Valuation of the Index or the Index Components Could Affect the Amount Payable on Your Security and Its Market Value

As described below, the Index is overseen and managed by the RICI Committee. The policies of the RICI Committee concerning the calculation of the level of the Index, additions, deletions or substitutions of Index Components and the manner in which changes affecting the Index Components are reflected in the Index could affect the value of the Index and, therefore, the amount payable on your Security at maturity or upon repurchase by SEK and the market value of your Security prior to maturity.

Additional commodity futures contracts may satisfy the eligibility criteria for inclusion in the Index, and the commodity futures contracts currently included in the Index may fail to satisfy such criteria.  The weighting factors applied to each futures contract included in the Index may change annually, based on changes in commodity production and volume statistics.  In addition, Beeland or the RICI Committee may modify the methodology for determining the composition and weighting of the Index, for calculating its value in order to assure that the Index represents an adequate measure of market performance or for other reasons, or for calculating the value of the Index.  Beeland or the RICI Committee may also discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market value of the Index.  Any such changes could adversely affect the value of your Securities.

If events such as these occur, or if the value of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of Your Security —Market Disruption Event”, “—Discontinuation or Modification of the Index” and “—Role of Calculation Agent”.

MLPF&S, as Calculation Agent, Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Securities and the Return on the Securities

The calculation agent will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon repurchase by SEK. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” in this pricing supplement.

If Beeland were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the value of the Index.  If events such as these occur, or if the value of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Index.  The circumstances in which the calculation agent will be required to make such a determination are described more fully under

“Specific Terms of the Securities — Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with a hedge counterparty’s ability to unwind its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Value of the Index or an Index Component and a Repurchase Date or the Maturity Date

The determination of the value of the Index on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such valuation date.

If postponement of a valuation date, other than the final valuation date, due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption, up to four scheduled trading days. If such a postponement occurs, the value of the Index will be calculated by reference to the value of the Index Components unaffected by the market disruption on the scheduled valuation date and by reference to the values of the affected Index Components on the first trading day on which no market disruption event occurs or is continuing. If a market disruption causes the postponement of the valuation date for more than four scheduled trading days, the value of the Index for such weekly repurchase date will be calculated by reference to the values of the affected Index Components determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date. If the valuation date is postponed due to a market disruption event with respect to an Index Component, the repurchase date will also be postponed by an equal number of business days.  See “Specific Terms of the Securities — Payment Upon Repurchase.”

The index factor calculated on the final valuation date will equal the average of the closing values of the Index for the five scheduled trading days immediately prior to and including the final valuation date divided by the initial index level. If a market disruption event with respect to an Index Component occurs or is occurring during this time, the value of the Index will be calculated by reference to the values of the Index Components unaffected by the market disruption on the scheduled trading days during this period and by reference to the values of the affected Index Components on the trading days during this period when there is no market disruption event occurring.  If a market disruption event occurs or is occurring on any scheduled trading day during this period, the value of the affected Index Component on such trading day will be the value of the affected Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such Index Component.  If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days.  If a market disruption event with respect to an Index Component continues for five scheduled trading days after the scheduled final valuation date, then the value of the Index will be calculated by reference to the value of such affected Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the final valuation day, as postponed.  If the final valuation date is postponed due to a market disruption event with respect to an Index Component, the maturity date will also be postponed by an equal number of business days up to five business days.  See “Specific Terms of the Securities —Payment at Maturity.”

Data Sourcing, Calculation and Concentration Risks Associated with the Index May Adversely Affect the Market Price of the Securities

Because the Securities are linked to the Index, which is composed of a basket of exchange-traded futures contracts on metals commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility.  Additionally, the annual composition of the Index will be reviewed by the RICI Committee and adjusted in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of the Index Components. The RICI Committee typically convenes once a year and only in exceptional circumstances will the members meet on any other day. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Index for the following year. Additionally, the RICI Committee may not discover every discrepancy. Furthermore, the annual weightings for the Index are determined each year in December by the RICI Committee. The RICI Committee has a significant degree of discretion in exercising its supervisory duties with respect to the Index and has no obligation to take the needs of any parties to transactions involving the Index into consideration when reweighting or making any other changes to the Index. Finally, the exchange-traded commodities underlying the futures contracts included in the Index are concentrated in the metals sector. An investment in the Securities may therefore carry risks similar to a concentrated securities investment in that sector.

The U.S. Federal Income Tax Treatment of the Securities is Uncertain.

No statutory, administrative or judicial authority directly addresses the characterization of the Securities for U.S. federal income tax purposes,

and no ruling is being requested from the Internal Revenue Service with respect to the notes.  As a result, no assurance can be given that the Internal Revenue Service or a court will agree with the tax consequences described under “United States Federal Income Tax Considerations.”

COMMODITY FUTURES MARKETS

Futures contracts on commodities and commodity indices are traded on regulated organized futures exchanges, known as “contract markets” in the United States. Commodities and other derivatives on commodities and commodity indices are also traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission, an independent federal agency. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations, trading halts, suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

THE INDEX

All disclosures contained in this pricing supplement regarding the Index, including its make-up, method of calculation and how components may be changed, are derived from information prepared by Beeland Interests, Inc.  Neither we, nor Nuveen or MLPF&S, nor any of our or their affiliates, have independently verified the accuracy or completeness of that information.

Overview

The Index (Bloomberg symbol: ROGRIMTR Index) is a composite total return index and is a sub-index of the Rogers International Commodity Index® — Total ReturnSM  (the “RICI—Total Return Index”).  The RICI— Total Return Index was launched by James B. Rogers (“Rogers”) on July 31, 1998.

The Index is based on 10 commodity futures contracts included in the RICI—Total Return Index (the “Index Components”). Individual components qualify for inclusion in the Index on the basis of liquidity and weighting in their respective underlying worldwide consumption.

Index Weighting

Being a sub-index of the RICI—Total Return Index, the exact weighting of each of the Index Components is the weight of such Index Component in the RICI—Total Return Index divided by the weight of the Metals segment in the RICI—Total Return Index (21.10%). The process by which Index Components have been chosen for inclusion in the RICI—Total Return Index, including the list of all commodities in the RICI—Total Return Index, the process for the rolling of contracts and the exchange on which the contracts trade are set forth below under “—The RICI—Total Return Index.”

Please find below the list of the Index Components together with their respective Initial Index Weightings:

Contract	Initial Index Weighting*
Aluminum	18.96%
Copper	18.96%
Gold	14.22%
Zinc	9.48%
Silver	9.48%
Lead	9.48%
Platinum	8.53%
Nickel	4.74%
Tin	4.74%
Palladium	1.42%
TOTAL	100.00%

This is the “Initial Weighting” for each of the Index Components. The Index is rebalanced monthly during each roll period towards the “Initial Weightings” as calculated on the day before the start of the roll.

The RICI—Total Return Index

Generally

The RICI — Total Return Index represents the value of a basket of commodities plus a daily reference interest rate.  The commodities represent those consumed in the global economy, ranging from agricultural to energy and metal products. The value of this basket is tracked via closing prices of futures contracts on 36 different exchange-traded physical commodities, quoted in four currencies, listed on ten exchanges in five countries.  This daily reference rate reflects the interest that could be earned on cash collateral invested in hypothetical three-month U.S. Treasury bills and is described in more detail below under “—Index Weightings—Reference Rates”.

The RICI — Total Return Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. The RICI — Total Return Index’s weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

Below is a current list of the futures contracts comprising the RICI — Total Return Index, together with their respective symbols, exchanges, currencies and Initial Weightings (as defined below):

Contract	Symbol	Exchange*	Currency	Initial Weighting**
Crude Oil	CL	NYMEX	USD	21.00%
ICE Brent Oil	CO	ICE	USD	14.00%
Wheat	W	CBOT	USD	7.00%
Corn	C	CBOT	USD	4.75%
Cotton	CT	NYCE	USD	4.05%
Aluminum	LMAH	LME	USD	4.00%
Copper	LMCA	LME	USD	4.00%
Gold	GC	COMEX	USD	3.00%
Natural Gas	NG	NYMEX	USD	3.00%
Soybeans	S	CBOT	USD	3.00%
RBOB Gasoline	XB	NYMEX	USD	3.00%
Coffee	KC	CSCE	USD	2.00%
Lead	LMPB	LME	USD	2.00%
Live Cattle	LC	CME	USD	2.00%
Silver	SI	COMEX	USD	2.00%
Soybean Oil	BO	CBOT	USD	2.00%
Sugar	SB	CSCE	USD	2.00%
Zinc	LMZS	LME	USD	2.00%
Heating Oil	HO	NYMEX	USD	1.80%
Platinum	PL	NYMEX	USD	1.80%
ICE Gas Oil	QS	ICE	USD	1.20%
Cocoa	CC	CSCE	USD	1.00%
Lean Hogs	LH	CME	USD	1.00%
Lumber	LB	CME	USD	1.00%
Nickel	LMNI	LME	USD	1.00%
Rubber	JN	TOCOM	JPY	1.00%
Tin	LMSN	LME	USD	1.00%
Soybean Meal	SM	CBOT	USD	0.75%
Canola	RS	WCE	CAD	0.67%
Orange Juice	JO	NYCE	USD	0.66%
Azuki Beans	JE	TGE	JPY	0.50%
Oats	O	CBOT	USD	0.50%
Rice	RR	CBOT	USD	0.50%
Palladium	PA	COMEX	USD	0.30%
Barley	WA	WCE	CAD	0.27%
Greasy Wool	OL	SFE	AUS	0.25%

*The exchanges on which the futures contracts listed above trade are set for the below:

NYMEX — New York Mercantile Exchange; ICE — Intercontinental Exchange; CBOT — Chicago Board of Trade; NYCE — New York Board of Trade (included as part of the New York Board of Trade, a subsidiary of the ICE); LME — London Metals Exchange; COMEX — Commodities Exchange (Division of NYMEX); CME — Chicago Mercantile Exchange; CSCE — Coffee, Sugar and Cocoa Exchange (included as part of the New York Board of Trade, a subsidiary of the ICE); TGE — Tokyo Grain Exchange; SFE — Sydney Futures Exchange; TOCOM — Tokyo Commodity Exchange; WCE —  Winnipeg Commodity Exchange, Inc.

** The weights shown above are the weights of each constituent commodity in the RICI — Total Return Index set on April 5, 2007 for the year.

The RICI® Committee

The RICI Committee formulates and enacts all business assessments and decisions regarding the calculation, composition and management of the RICI — Total Return Index. Rogers chairs the RICI Committee and is the final arbiter of its decisions. Beside Rogers, representatives of the following parties are members of the RICI Committee: (1) UBS AG, (2) Daiwa Asset Management America, (3) Beeland Management Company, (4) Diapason Commodities Management S.A., (5) ABN Amro Bank N.V. and (6) Merrill Lynch & Co., Inc. Exclusively, Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The RICI Committee usually meets once a year, during the month of December to consider changes in the components and weightings of the RICI — Total Return Index for the following calendar year; however, such changes can be made at any time.

Index Composition

The Process

The contracts chosen for the basket of commodities that constitute the RICI — Total Return Index are required to fulfill the various conditions described below. Generally, the selection and weighting of the items in the RICI — Total Return Index are reviewed annually by the RICI Committee, and weights for the next year are assigned every December. The RICI — Total Return Index’s composition is modified only in rare occasions, in order to maintain investability and stability, and the composition of the RICI — Total Return Index generally will not be changed unless severe circumstances in fact occur. Such “severe circumstances” may include (but are not restricted to):

•                  continuous adverse trading conditions for a single contract (e.g., trading volume collapses); or

•                  critical changes in the global consumption pattern (e.g., scientific breakthroughs that fundamentally alter consumption of a commodity).

To date, there have been few changes in the components of the RICI — Total Return Index in the history of the RICI — Total Return Index.

Exchanges and Non-Traded Items

All commodities included in the RICI — Total Return Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification. The 11 international exchanges currently recognized by the RICI Committee are:

1.             Chicago Mercantile Exchange (USA)

2.             Chicago Board of Trade (USA)

3.               New York Board of Trade (USA)

4.             New York Mercantile Exchange (USA)

5.             Winnipeg Commodity Exchange (Canada)

6.             Intercontinental Exchange (UK)

7.             London Metal Exchange (UK)

8.             Sydney Futures Exchange (Australia)

9.             Central Japan Commodity Exchange (Japan)

10.       The Tokyo Commodity Exchange (Japan)

11.       Tokyo Grain Exchange (Japan)

General Contract Eligibility

A commodity may be considered suitable for inclusion in the RICI — Total Return Index if it plays a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured via tracking international import and export patterns, and domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to be included in the RICI — Total Return Index. Commodities that are merely linked to national consumption patterns will not be considered. The RICI — Total Return Index is not related to any commodities production data.

Commodity Screening Process

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and analyzed by the members of the RICI Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the RICI — Total Return Index. Sources on world’s commodity consumption data include:

•      Industrial Commodity Statistics Yearbook, United Nations (New York)

•      Commodity Trade Statistics Database, United Nations Statistics Division (New York)

•      Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

•      Foreign Agricultural Service’s Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C.)

•      Manufactured Fiber Review, Fiber Economics Bureau, Inc. (USA)

•      Monthly Bulletin, International Lead and Zinc Study Group (London)

•      Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

•      Rubber Statistical Bulletin, International Rubber Study Group (London)

•      Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC)

•      Sugar Yearbook, International Sugar Organization (ISO) (London)

•      World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

•      World Commodity Forecasts, Economist Intelligence Unit (London)

•      World Cotton Statistics, International Cotton Advisory Committee (Washington)

•      World Metals Statistics, World Bureau of Metal Statistics (London)

Contract Characteristics

In order to decide whether a specific commodity contract is actually investable, the RICI Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the American Futures Industry Association (Washington D.C., United States). Additionally, individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the RICI — Total Return Index, taking legal considerations into account. Beyond liquidity, the RICI Committee seeks to include the contract representing the highest quality grade of a specific commodity.

Index Weightings

Initial Weightings

The initial weightings of the future contracts in the RICI — Total Return Index for 2007 were set on April 5, 2007 and are set forth in the chart above (the “Initial Weightings”). The Initial Weightings may be amended from time to time, as described below.

Changes in Weights and/or Index Composition

As noted, the RICI Committee reviews the selection and weighting of the futures contracts in the RICI — Total Return Index annually.  Thus, weights are potentially reassigned during each month of December for the following year, if the RICI Committee so determines in its sole discretion that it is necessary.

Monthly Rolling of Contracts

All the futures contracts used to calculate the RICI — Total Return Index, except for the contracts traded on the London Metal Exchange, are rolled each month pursuant to rules announced by Beeland and as described below.  For contracts on listed on the London Metal Exchange, three-month forward contracts are used.  The RICI — Total Return Index usually rolls over three days and the “roll period” usually starts on the day prior to the last RICI Business Day (as defined below) of the month and ends on the first RICI Business Day of the following month.  On the last day of the roll period, the roll is completed unless the roll period is extended for a RICI — Total Return Index component as a result of a market disruption event.  Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the RICI — Total Return Index, taking legal constraints into account. For example, at the end of November, the January Crude Oil contract is replaced by the February Crude Oil contract.

RICI Market Disruption Events

For purposes of contract rolling, a “RICI Market Disruption Event” is a closed business day for a commodity during the roll period or a day on which a commodity is scheduled to roll and in which at least one of the contracts involved in the roll for the commodity goes to limit up or limit down at least once during the last fifteen minutes of trading.  If a RICI Market Disruption Event occurs for one or more commodities, the specific contracts involved are not rolled on that day.  For those contracts, the roll weights remain identical to the value they had on the RICI Business Day immediately preceding the day on which the RICI Market Disruption Event occurred.  The roll period will be extended for this or these particular commodities only until the next available business day upon which no RICI Market Disruption Event occurs for that or those commodities.  If the contract is not involved in the roll, the RICI — Total Return Index is calculated using the last trading price available on the applicable exchange.  If after a period of five business days, no settlement price has been made available by the applicable exchange, the RICI Committee will determine, in good faith, the settlement prices necessary for the rolling of the contracts and for the calculation of the RICI — Total Return Index.

A “RICI Business Day” is a day on which all United States based exchanges that list futures contracts included in the RICI — Total Return Index are open for business (including half-day opening).

Rebalancing of the Index Components

The RICI — Total Return Index is rebalanced monthly during each roll period towards the “Initial Weightings” as calculated on the day before the start of the roll.

Data Source

The RICI — Total Return Index calculation is based on the official commodity exchanges’ prices of the futures contracts used.

Exceptional Occurrences

If, for any reason, one of the RICI —Total Return Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the RICI Committee, the RICI Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting. For example, following the fall of the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the RICI Committee called an exceptional meeting at which it was decided that the Palm Oil futures contract would be replaced by the Soybean Oil contract that trades on the Chicago Board of Trade, United States.

Reference Interest Rates

The daily reference interest rate used to calculate the RICI — Total Return Index is a function of the available reference rate, which is the 91-Day U.S. Treasury Bill (3 months) auction rate, designated as “High Rate” as published by the “Treasury Security Auction Results” report, published by the Bureau of Public Debt and available on Bloomberg USB3MTA Index <GO> or Reuters USAUCTION9.  The rate is generally published once per week on Monday and effective on the RICI Business Day immediately following.

Historical Closing Levels of the Index

We have provided below information on the historical performance of the Index and the Rogers International Commodity Index® — Total Return (the “RICI — Total Return Index”).  We have provided information about the performance of the RICI — Total Return Index to show how a broad-based commodity index such as the RICI — Total Return Index has performed relative to the Index. Any historical upward or downward trend in the value of the Index or the RICI — Total Return Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. There also can be no assurance that the historic relationship between the Index and the RICI — Total Return Index will continue in the future. The historical Index levels do not give an indication of future performance of the Index. There can be no assurance that the future performance of the Index or the Index Components will result in holders of the Securities receiving a positive return on their investment.

The Index was launched on July 31, 1998.  All data relating to the period prior to the launch of the Index is an historical estimate by the sponsors using available data as to how the Index may have performed in the pre-launch period based upon the percentage weightings in effect in 1998.  Such data does not represent actual performance and should not be interpreted as an indication of actual performance.  Accordingly, the following table illustrates:

(i)                  on a hypothetical basis, how the Index would have performed from December 31, 1991 to July 30, 1998 based on the selection criteria and methodology described above; and

(ii)               on an actual basis, how the Index has performed from July 31, 1998 onwards.

December 31, 1991	359.03
December 31, 1992	367.68
December 31, 1993	376.80
December 30, 1994	517.42
December 29, 1995	524.22
December 31, 1996	513.14
December 31, 1997	512.32
December 31, 1998	467.41
December 31, 1999	592.43
December 29, 2000	604.75
December 31, 2001	541.77
December 31, 2002	582.73
December 31, 2003	808.54
December 31, 2004	1,008.00
December 31, 2005	1,281.13
December 29, 2006	1,964.21

Source: Bloomberg

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Performance of the Index

The graph below shows the performance of the Index and the RICI – Total Return Index for a period beginning July 31, 1998 through April 30, 2007 based on month-end values.  Both indices have been rebased to 100 on July 31, 1998.

RICI METALS GRAPH

Use of the Index

Beeland Interests, Inc. has consented to the use of the Index, in exchange for a fee, in connection with the issuance of the Securities.

Beeland Interests, Inc. is under no obligation to continue the Index. The Securities  are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. No inference should be drawn from the information contained in this pricing supplement that Beeland Interests, Inc. makes any representation or warranty, implied or express, to SEK, the holder of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Securities to track general commodity market performance. Beeland Interests, Inc. has no obligation to take the needs of SEK or the holders of the Securities into consideration in determining or composing the Index. Beeland Interests, Inc. is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be settled in cash. Beeland Interests, Inc. has no obligation or liability in connection with the administration or marketing of the Securities.

ELEMENTSSM Linked to the Rogers International Commodity Index® — Metals Total ReturnSM are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. or James Beeland Rogers, Jr.

Neither Beeland Interests, Inc. nor James Beeland Rogers, Jr. makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this pricing supplement, or the advisability of investing in securities or commodities generally, or in the ELEMENTSSM Linked to the Rogers International Commodity Index® —Metals Total ReturnSM or in futures particularly.

NEITHER BEELAND INTERESTS, INC. NOR ANY OF ITS AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”) OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE ELEMENTSSM LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX® — METALS TOTAL RETURNSM, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY DATA INCLUDED THEREIN OR THE ELEMENTSSM LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX® — METALS TOTAL RETURNSM. NEITHER BEELAND INTERESTS, INC. NOR ANY OF ITS AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, INC. OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

VALUATION OF THE SECURITIES

The market value of the Securities will be affected by several factors, many of which are beyond our control. We expect that generally the value of the Index on any day will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand for the Securities, the volatility of the Index, the market price of the Index Components, the U.S. Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory or judicial events that affect the value of the Index or the market price of Index Components, the general interest rate environment, as well as the perceived creditworthiness of SEK. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of the Securities will be published under the Bloomberg symbol ECYIV. The actual trading price of the Securities may vary significantly from their indicative value. Additionally, MLPF&S expects to calculate and publish the closing indicative value of your Securities on each trading day.  In connection with your Securities, we use the term “indicative value” to refer to the value at a given time determined based on the following equation:

Indicative Value  =  Principal Amount per Security  X  (Current Index Level  /  Initial Index Level) X  Current Fee Factor

where:

Principal Amount per Security  =  $25;

Current Index Level  =  The most recent published  closing level of the Index;

Initial Index Level  =  The closing level of the Index on the inception date; and

Current Fee Factor  =  The most recent daily calculation of the fee factor with respect to your Securities, determined as described above (which, during any trading day, will be the fee factor determined on the preceding calendar day).

The indicative value calculation will be provided for reference purposes only.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading price of the Securities may vary significantly from their indicative value.

As discussed in “Specific Terms of the Securities — Payment Upon Repurchase”, after the 90 day period after the inception date, you may, subject to certain restrictions, choose to offer your Securities for repurchase by SEK on any repurchase date during the term of the Securities.  If you elect to offer your Securities to SEK for repurchase, you must offer at least $5,000,000 principal amount of Securities at one time for repurchase by SEK on any repurchase date during the term of the Securities beginning 90 days after the inception date.  If you offer your Securities for repurchase on a particular repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.  The weekly repurchase value is intended to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the sections entitled “Description of the Notes—Form of the Notes” in the accompanying prospectus supplement.

The accompanying prospectus and prospectus supplement contains a detailed summary of additional provisions of the notes and of the indenture, dated as of August 15, 1991, as supplemented by the Supplemental Indenture dated as of June 2, 2004, and further amended by a Second Supplemental Indenture dated as of January 30, 2006 between SEK and The Bank of New York (as successor to The First National Bank of Chicago), as trustee (referred to as the trustee), under which the notes will be issued (the indenture). This is the same indenture under which we issued notes relating to Registration Statement No. 333-131369.  You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to SEK on the front cover of this pricing supplement relates only to the initial sale of the Securities. If you have purchased the Securities after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

We will offer the Securities in denominations of $25 stated principal amount.

Payment at Maturity

If you hold your Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the value of the Index from the inception date to the value calculated on the final valuation date. Your cash payment at maturity will be equal to the principal amount of your Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing values of the index for the five trading days immediately prior to and including the final valuation date (the “calculation period”) divided by the initial index level.  The initial index level is the closing value of the Index on the inception date. If a market disruption event with respect to an Index Component occurs and is occurring during the calculation period, then the value of the Index will be calculated by reference to the values of the Index Components unaffected by the market disruption on the scheduled trading days during the calculation period and by reference to the values of the affected Index Components on the trading days during the calculation period when there is no market disruption event occurring.  If a market disruption event occurs or is occurring on any scheduled trading day during the calculation period, the value of the affected Index Component on such trading day will be the value of the affected Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such Index Component.  If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days.  If a market disruption event with respect to an Index Component continues for five scheduled trading days after the scheduled final valuation date, then the value of the Index will be calculated by reference to the value of such affected Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the final valuation day, as postponed.  If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your Securities for repurchase by SEK on any repurchase date during the term of the Securities, beginning 90 days after the inception date. If you choose to offer your Securities for repurchase, you must offer at least $5,000,000 principal amount of Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing value of the Index on that day divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from        , 2007 to         , 2022 (which is referred to as the final valuation date) inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect to an Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to an Index Component up to four scheduled trading days.  If a market disruption event with respect to an Index Component occurs, the value of the Index with respect to such repurchase date will be calculated by reference to the values of the unaffected Index Components on the scheduled weekly valuation date and by reference to the values of the affected Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to an Index Component is continuing after four scheduled trading days, the value of the Index for such weekly repurchase date will be calculated by reference to the value affected Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to an Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date.  The first weekly repurchase date will be           , 2007. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, SEK will not repurchase your Securities during the ten business days immediately prior to the maturity date.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your Securities to SEK for repurchase on any repurchase date during the term of the Securities, beginning 90 days after the inception date. If you wish to offer your Securities to SEK for repurchase, you and your broker must follow the following procedures:

•                  your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to MLPF&S by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your Securities for repurchase by SEK on any repurchase date. MLPF&S must acknowledge receipt from your broker in order for your offer to be effective;

•                  your broker must book a delivery vs. payment trade with respect to your Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing MLPF&S; and

•                  cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Securities in respect of such deadlines. If MLPF&S does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your Securities on the applicable repurchase date.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “— Payment at Maturity” and “— Payment Upon Repurchase” above, the calculation agent will determine the value of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of an Index Component.

Any of the following will be a market disruption event:

•                       a material limitation, suspension or disruption in the trading of any Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•                       the daily contract reference price for any Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•                       failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more Index Components; or

•                       any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•                       a limitation on the hours or numbers of days of trading on a trading facility on which any Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•                       a decision by a trading facility to permanently discontinue trading in any Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of each Security at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture.

Default Amount

If a holder of a Security accelerates the maturity of the Security upon an event of default under the Indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the Securities offered by this pricing supplement. If there is substantial demand for the Securities, we may issue additional Securities frequently.  We may consolidate the additional securities to form a single class with the outstanding Securities.  Requests for additional distributions may be made to MLPF&S but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the Index

If Beeland discontinues publication of the Index and Beeland or any other person or entity publishes an index that the calculation agent determines is comparable to the Index and approves as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the Index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the Index, the Index Components or the method of calculating the Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of Index Components, and whether the change is made by Beeland or the RICI Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon repurchase by SEK is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the value of the Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

MLPF&S will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing value of the Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

Depository Trust Company (“DTC”) participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

In expectation of the sale of the Securities, we expect to enter into hedges with one or more third party counterparties to hedge our obligations under the Securities. Such third parties may execute transactions that may involve purchases of instruments linked to the Index prior to or on the inception date. In addition, from time to time after we issue the Securities, such third parties may enter into additional hedging transactions or unwind those hedging transactions they previously entered into. In this regard, such third parties may:

•                       acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to some or all of the Index Components (including the underlying physical commodities) or the Index;

•                       acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the level of other similar market indices, contracts or commodities; or

•                       any combination of the above two.

Such third parties may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

Such third parties may close out our or their hedge positions on or before the final valuation date. That step may involve sales or purchases of listed or over-the-counter options or futures on Index Components (including the underlying physical commodities) or listed or over-the-counter options, futures, or other instruments linked to the level of the Index Components or the Index, as well as other indices designed to track the performance of the Index or other components of the commodities market.

The hedging activity discussed above may adversely affect the value of the Index Components or the Index and, as a consequence, the market value of the Securities and the amount payable at maturity or upon repurchase by SEK. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities by a U.S. holder who purchases Securities in the initial offering at their original offering price and holds the Securities as capital assets.  This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed Treasury regulations issued under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which may change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as holders to whom special tax treatment applies, including (1) banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding Securities as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar, or (4) traders in securities that elect to use a mark to market method of accounting for their securities holdings.  In addition, this discussion does not address alternative minimum taxes or state, local or foreign taxes.

“U.S. holder” means a beneficial owner of the Securities that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a U.S. domestic corporation or (iii) any other entity or person generally subject to U.S. federal income tax on a net income basis.

No statutory, administrative or judicial authority directly addresses the treatment of holders of Securities for U.S. federal income tax purposes.  As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described in this discussion.  A differing treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Securities.  Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Consequences to U.S. holders

We intend to take the position that the Securities will be treated for U.S. federal income tax purposes as a prepaid forward contract to purchase the Index and, by purchasing a Security, you will be deemed to have agreed to that treatment.  The remainder of this discussion assumes that Securities will be so treated.  We also will take the position that at the time of issuance of your Security you deposit irrevocably with us a fixed amount of cash equal to the purchase price of your Security to assure the fulfillment of your purchase obligation, which deposit will be non-interest bearing and will be unconditionally and irrevocably applied at the stated maturity date to satisfy that obligation at the stated maturity date.  Although you will be obligated to treat the purchase price as a deposit for U.S. federal income tax purposes, the cash proceeds that we will receive from the offering will not be segregated by us during the term of your Security, but instead will be commingled with our other assets.

Sale, exchange or other taxable disposition of Securities.  A U.S. holder’s initial tax basis in the Securities will be the price at which the U.S. holder purchased the Securities.  Upon the sale, exchange or other disposition of Securities in a taxable disposition, the holder generally will recognize gain or loss equal to the difference between the proceeds received (including amounts received at maturity) and the holder’s adjusted tax basis in the Security.  The gain or loss generally will be capital gain or loss.  The gain or loss generally will be long-term capital gain or loss if the U.S. holder held the Security more than one year immediately before the disposition.  Long-term capital gains of individuals are eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

Possible alternative treatment.  It is possible that the IRS could seek to characterize the Securities in a manner that results in tax consequences different from those described above.  Under alternative characterizations of the Securities, it is possible, for example, that the Securities could be treated as contingent payment debt instruments, or as including a debt instrument and a forward contract or two or more options.  Under these alternative characterizations, the timing and character of income from the Securities could differ substantially.

The IRS and U.S. Treasury Department have issued proposed regulations that require the accrual of income on a current basis with respect to contingent payments made under certain notional principal contracts.  The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on such contracts, and requires current accrual of income with respect to some contracts already in existence.  While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts.  If the IRS published future guidance requiring current economic accrual with respect to contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Securities.

Backup withholding tax and information reporting.  Unless a U.S. holder is an exempt recipient, such as a corporation, payments on the Securities and the proceeds received from the sale of Securities will be subject to information reporting and may also be subject to U.S. federal backup withholding tax if the U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements.  Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability if the holder provides the required information to the IRS.

Consequences to non-U.S. holders

Gain or loss on disposition.  A non-U.S. holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, maturity or repurchase by SEK of a Security unless (1) the gain is effectively connected with the conduct by the holder of a trade or business in the United States or (2) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Information reporting and backup withholding.  In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as our paying agents, to a non-U.S. holder as long as the income associated with the payments is otherwise exempt from U.S. federal income tax and the holder has provided the required certification that it is a non-U.S. holder, unless either we or our paying agent has actual knowledge that the holder is a U.S. person.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and Nuveen Investments, acting as our agents, intend to sell the Securities, on the inception date directly to investors and to dealers acting as principals at 100% of their stated principal amount. After the inception date, additional Securities will be offered and sold from time to time through MLPF&S, acting as our agent, to investors and to dealers acting as principals for resale to investors. We will receive proceeds equal to 100% of the offering price of Securities sold after the inception date.

MLPF&S and each dealer in the initial and any subsequent distribution is expected to charge normal commissions for the purchase of securities.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from us or our affiliates or by purchasing Securities from us or our affiliates subject to our obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

SEK has retained MLPF&S and Nuveen, each an NASD member, to provide certain services relating to the distribution of the Securities. SEK also has entered into a license agreement with MLPF&S pursuant to which MLPF&S has licensed SEK to use certain of its intellectual property in connection with the Securities. MLPF&S and its affiliates and Nuveen will be paid a fee for their services, from the investor fee, equal to 0.30% per annum. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the Securities.

From time to time, MLPF&S and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the Securities by a plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those Securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are:

•                  PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•                  PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•                  PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•                  PTCE 95-60, an exemption for transactions involving certain insurance company general accounts;

•                  PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers; and

•                  the exemption under new Section 408(b)(17) of ERISA and new Section 4975(d)(20) of the Internal Revenue Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Any purchaser or holder of Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a plan and is not purchasing those Securities on behalf of or with “plan assets” of any plan or (2) with respect to the purchase or holding is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption. In addition, any purchaser or holder of Securities or any interest therein which is a non-ERISA arrangement will be deemed to have represented by its purchase or holding of the Securities that its purchase and holding will not violate the provisions of any similar law.

 Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Securities on behalf of or with “plan assets” of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.  If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in Securities, you should consult your legal counsel.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP has acted as special tax counsel to SEK and Sidley Austin LLP has acted as special counsel to the agents.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent (“MLPF&S”)
Fax: (212)-

Re: ELEMENTSSM Linked to the Rogers International Commodity Index®—Metals Total ReturnSM due 2022 issued by AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “ELEMENTS”)

The undersigned beneficial owner hereby irrevocably offers to AB Svensk Exportkredit (Swedish Export Credit Corporation) the right to repurchase the ELEMENTS in the amounts and on the date set forth below.

Name of beneficial holder:

Principal amount of ELEMENTS offered for repurchase (You must offer at least 200,000 ELEMENTS ($5,000,000 principal amount) for repurchase at one time for your offer to be valid.):

Applicable valuation date:                 , 20

Applicable repurchase date:                   , 20

Contact Name:

Telephone #:

My ELEMENTS are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ELEMENTS):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ELEMENTS specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ELEMENTS are held (the “DTC Participant”), is delivered to MLPF&S by the close of business five business days prior to the applicable valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing MLPF&S, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to MLPF&S as booked for settlement via DTC at or prior to 10:00 a.m. on the applicable repurchase date.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ELEMENTS ARE HELD AND DELIVERED TO MLPF&S BY THE CLOSE OF BUSINESS FIVE BUSINESS DAYS PRIOR TO THE APPLICABLE VALUATION DATE

A-1

[PART B: TO BE COMPLETED BY BROKER]

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent

Re: ELEMENTSSM Linked to the Rogers International Commodity Index®—Metals Total ReturnSM due 2022 issued by AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “ELEMENTS”)

Dear Sirs:

The undersigned holder of ELEMENTSSM Linked to the Rogers International Commodity Index®—Metals Total ReturnSM due 2022 issued by AB Svensk Exportkredit (Swedish Export Credit Corporation) CUSIP No. 870297 405 (the “ELEMENTS”) hereby irrevocably offers to AB Svensk Exportkredit (Swedish Export Credit Corporation) the right to repurchase, on the Repurchase Date of                  , with respect to the number of the ELEMENTS indicated below as described in the pricing supplement relating to the ELEMENTS (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the number of ELEMENTS specified below at a price per ELEMENT equal to the repurchase value, facing Merrill Lynch, Pierce, Fenner & Smith Incorporated, DTC #161 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the repurchase date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Principal amount of ELEMENTS offered for repurchase (You must offer at least 200,000 ELEMENTS ($5,000,000 principal amount) for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):

A-2

ANNEX B

REQUEST FOR THE CREATION OF NEW ISSUANCES

Broker’s Name:

Telephone #:

Aggregate Value of the ELEMENTS:

DTC participant for settlement on behalf of the beneficial owner of the ELEMENTS:

Contact Merrill Lynch, Pierce, Fenner & Smith Incorporated for settlement details.
Name:
Telephone:

B-1

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2006)

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series D

Due Nine Months or More from Date of Issue

We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the relevant pricing supplement.

•                  Fixed or floating interest rate. The floating interest rate formula may be based on:

•                  LIBOR

•                  Commercial Paper Rate

•                  Treasury Rate

•                  CD Rate

•                  Federal Funds Rate

•                  Any other rate specified in the relevant pricing supplement

•                  We may sell the notes as indexed notes or discount notes

•                  The notes may be subject to redemption at our option or repurchase at our option

•                  The notes will be in registered form and may be in book-entry or certificated form

•                  The notes will be denominated in U.S. dollars or other currencies

•                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000

•                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement

•                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-7 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Goldman, Sachs & Co.

Lehman Brothers

Merrill Lynch & Co.	Morgan Stanley

This prospectus supplement is dated January 30, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated January 30, 2006 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden and our telephone number is (+46) 8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Deutsche Bank Securities Inc. Goldman, Sachs & Co. Lehman Brothers Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	JP Morgan Trust Company, National Association, unless otherwise specified in the applicable pricing supplement

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

• the redemption or repayment price or how this will be calculated; and

• the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Notes—Additional Amounts.”

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-7.

RISKS ASSOCIATED WITH FOREIGN CURRENCY

NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. The applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets can be extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note or currency indexed note may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount you paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount you paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar equivalent basis. If any currency indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•                  changing supply and demand for a particular currency;

•                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•                  U.S. and foreign political and economic events and policies;

•                  restrictions on U.S. and foreign exchanges or markets;

•                  changes in balances of payments and trade;

•                  U.S. and foreign rates of inflation;

•                  U.S. and foreign interest rates; and

•                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD ALSO CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency indexed notes will contain information concerning historical exchange rates for the relevant specified currency or indexed currency against the U.S. dollar and a brief description of such currency and any exchange controls then in effect with respect to such currency.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we will make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest”.

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You may not be able to secure a foreign currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of the New York. See “Description of Debt Securities—Governing Law” in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, commodity indices or baskets securities, or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile; such volatility in the past is not necessarily indicative, however, of fluctuations that may occur in the future.

Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a commodity, commodity index, stock or stock index will contain information concerning the historical prices of the commodity or stock or the historical levels of the commodity or stock index underlying such note.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, between us and the predecessor in interest to JP Morgan Trust Company, National Association, as successor trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated as of January 30, 2006 (together, the “supplemental indentures”). Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making your investment decision. We have filed copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•                  The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

•                  We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•                  The notes will mature at least nine months from their issue dates.

•                  The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase”.

•                  The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

•                  We will issue the notes in fully registered form only, without coupons.

•                  Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplement;

•                  We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes. See “—Form of the Notes—Book-Entry Notes” below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 153 West 51st Street, New York, NY 10019), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•                  the principal or face amount of such note;

•                  the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•                  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•                  the date on which we will issue the note;

•                  the maturity date for the note;

•                  if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•                  if the note is a floating rate note, the initial interest rate, the formula or formulas by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•                  if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•                  if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•                  whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “ —Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•                  whether the note will be issued initially as a book-entry note or a certificated note; and

•                  any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)           commercial banks are generally open for business in The City of New York; and

(2)           (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b)  if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency;

and

(3)           if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)           if the interest rate formula for the note is LIBOR, a London banking day. The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes”. A discount note is:

(A)                              a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(B)                                any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. The master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes. For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are payable to the order of and registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All book-entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.). DTC acts as a depositary for, and holds the global securities on behalf of, certain financial institutions, called “participants”. These participants, or other financial institutions acting through them called “indirect participants”, will represent your beneficial interests in the global securities. They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name”.

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•                  you will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•                  you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•                  you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

•                  As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•                  As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it was incorporated as a professional depositary under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream Luxembourg is an indirect participant in DTC.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

•                  As to Euroclear: Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (which we refer to as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. On the other hand, Euroclear Clearance Systems S.C. establishes policy for

Euroclear on behalf of Euroclear Participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related “Operating Procedures” of the Euroclear System, and applicable Belgian law (we refer to these collectively as the Euroclear Terms and Conditions). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities”. If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice, or the indexed principal amount and /or indexed or indexed notes interest amount.

Paying Agents, Transfer Agents, Exchange Rate Agent and Calculation Agent

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. We have initially appointed the trustee to serve as our exchange rate agent. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes. We have initially appointed the trustee to serve as our calculation agent.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make this payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•                  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

•                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register mailed on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder’s election may not be effective under certain circumstances as described below under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations”.

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent which may be one of the agents soliciting orders for the notes or an affiliate of such an agent. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit may not apply to notes in which U.S.$ 2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

•                  if “actual/365”, “act/365”, “A/365”, “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•                  if “actual/365 (fixed)”, “act/365 (fixed)”, “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•                  if “actual/360”, “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

•                  if “30/360”, “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to the calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

•                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•                  if “following” is specified, that date will be the first following day that is a business day;

•                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

•                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note. The pricing supplement for a floating rate note may specify an interest rate for the first interest period. This formula is generally composed of the following:

•                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

•                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent (which will initially be the trustee) will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

•                  LIBOR;

•                  Commercial Paper Rate;

•                  Treasury Rate;

•                  CD Rate;

•                  Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

•                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

•                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

•                  the dates on which the interest rate will be reset (referred to as the interest reset date), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

•                  the interest payment dates; and

•                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

•                  in the case of notes that reset daily, each business day;

•                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

•                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

•                  in the case of notes that reset monthly, the third Wednesday of each month;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

•                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

•                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for:

•                  notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date;

•                  notes for which the base rate is the CD Rate, Commercial Paper Rate or Federal Funds Rate, will be the second business day before the interest reset date; and

•                  notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•                  in the case of notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•                  in the case of notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

•                  in the case of notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•                  in the case of notes that reset annually, on the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day. If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count. If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

Unless otherwise specified in the applicable pricing supplement, the trustee will act as calculation agent for the floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

•                  the interest rate in effect for the interest period;

•                  the number of days in the interest period;

•                  the next interest payment date; and

•                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR.  Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)                                  For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be either:

—                                   if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

or

—                                   if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)                                 For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

•                       If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

•                       If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means

•                  if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency; or

•                  if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”.

•                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as “Telerate page 56,” or page 57, or any other page as may replace that page on that service, or “Telerate page 57”. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.

•                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market)”.

•                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as “Telerate page 120”. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective)”.

•                  If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to an index relating to:

•                  Securities of one or more issuers;

•                  the rate of exchange between the specified currency of the note and one or more other currencies or composite currencies, called the indexed currencies;

•                  the price of one or more commodities, called the indexed commodities, on specified dates;

•                  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement; or

•                  one or more indices or baskets of the items described above.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes.”

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 12) participating member states of the European Monetary Union. A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992. During a transition period from January 1, 1999 to December 31, 2001, the former national currencies of those 12 participating member states continued to be legal tender in their country of issue, at rates irrevocably fixed on December 3, 1998. As of the date of this prospectus supplement, Sweden does not participate in the single currency.

The European Union completed the final stage of its economic and monetary union on January 1, 2002, when euro notes and coins became available and participating member states withdrew their national currencies. It is not possible to predict how the European Monetary Union may affect the value of the notes or the rights of holders. You are responsible for informing yourself about the effects of European Monetary Union on your investment.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or any coupons or the need to amend the notes or the indenture, redenominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro. The provisions relating to any such redenomination will be contained in the applicable pricing supplement.

Redemption and Repurchase

Redemption

The pricing supplement for the issuance of each series of notes will indicate either that:

•                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

•                  the notes will be redeemable at our or the holder’s option on or after a specified date at a specified redemption price. The redemption price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption.

Repurchase

We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.

Risks Relating to Jurisdiction and Enforcement of Judgments

We have irrevocably appointed the Swedish Consulate General in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. We will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities, but the waiver will not extend to actions brought under U.S. federal securities laws.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                     multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated January 30, 2006 (the Agency Agreement), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-4.

We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount.

In addition to the agents listed on page S-4, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

•                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•                  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, but, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933 (the Securities Act). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive other than France (each of which we refer to as a Relevant Member State), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(a)                                in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)                               at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)                                at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)                               at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each agent has represented and agreed that:

(a)                                in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)                                it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

Each agent has confirmed and agreed as follows:

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, all as defined and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier; none of this Prospectus or any other materials related to the offering or information contained therein relating to the notes has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any notes acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Kingdom of Sweden

Each agent has confirmed and agreed that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell notes or distribute drafts or definitive documents in relation to any such offer, invitation or sale in the Kingdom of Sweden, except in compliance with the laws of the Kingdom of Sweden.

ANNEX A

[FORM OF PRICING SUPPLEMENT]

PRICING SUPPLEMENT No. [            ]

(To Prospectus dated January 30, 2006 and

Prospectus Supplement dated January 30, 2006)

[Principal Amount]            [Face Amount]

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [    ]]

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[	]%	[	]%	[	]%
Total	[	]	[	]	[	]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Debt securities	U.S.$[ ]	[ ]%	U.S.$[ ]	U.S.$[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated January 30, 2006 relating to an unlimited aggregate principal amount of our medium-term notes, series D, due nine months or more from date of issue and

•                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture and the second supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent[s].

Aggregate Principal Amount:	[ ]

Issue Price:	[ ]%

Original Issue Date:	[ ]

Maturity Date:	[ ]

Specified Currency:	[ ]

Authorized Denominations:	[ ]

Form:	[ ]

Interest Rate:	[Floating/[ ]% per annum/Other]

Interest Payment Dates:	[ ]

Regular Record Dates:	[ ]

Floating Rate Notes:

Base Rate:	— LIBOR*

— Commercial Paper Rate

— Treasury Rate

— CD Rate

— Federal Funds Rate

— Other

* — LIBOR Moneyline Telerate — LIBOR Reuters

Index Maturity:	[ ]

Initial Interest Rate:	[ ]

Spread (+/—) or Spread Multiplier:	[ ]

Interest Reset Dates:	[ ]

Interest Determination Dates:	[ ]

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:	[ ]

Optional Redemption:	— Yes — No

[Initial Redemption Date:]	[ ]

Optional Repayment:	— Yes — No

Indexed Note:	— Yes — No

Foreign Currency Note:	— Yes — No

Purchasers:	[ ]

Purchase Price:	[ ]%

[Net Proceeds, after Commissions, to us:]	[ ]

Closing Date:	[ ]

Method of Payment:	[ ]

Listing, if any:

Securities Codes:

CUSIP:	[ ]

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	[ ]

[Luxembourg Paying Agent:]	[ ]

Calculation Agent:	[ ]

Exchange Rate Agent:	[ ]

Transfer Agent:	[ ]

Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

Prospectus

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

Debt Securities

We, AB Svensk Exportkredit, also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.

We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2006

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information”.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2004, which we filed with the SEC on April 8, 2005 under the Securities Exchange Act of 1934; and

•                  our reports on Form 6-K, which we filed with the SEC on September 30, 2005 and November 1, 2005 under the Securities Exchange Act of 1934.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

•                  this prospectus;

•                  any prospectus supplement;

•                  any pricing supplement to a prospectus supplement; and

•                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. In addition to statements, which are forward-looking by reason of context, the words “may”, “will”, “should”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “potential”, or “continue” and similar expressions identify forward-looking statements. Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•                  general economic conditions, including in particular economic conditions and markets,

•                  performance of financial markets,

•                  interest rates,

•                  currency exchange rates,

•                  changing levels of competition,

•                  changes in laws and regulations,

•                  changes in the policies of central banks and/or foreign governments, and

•                  general competitive factors,

in each case on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have been advised by our Swedish counsel, Advokatfirman Vinge, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer, except insofar as such claims are predicated upon the Securities Act.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

•                  this prospectus, which explains the general terms of the debt securities we may offer;

•                  the accompanying prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

•                  the documents referred to below in “Where You Can Find More Information”.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credits. We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on State-supported terms, which we call the S-system.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish accounting principles:

	As of or for the Year Ended December 31,
	2004	2003	2002
	(in millions of Skr)
Total assets	162,066.2	151,800.5	132,538.5
Total shareholders’ funds	3,391.8	2,952.2	3,764.7
Net income for the year ended*	439.6	427.5	479.7

*              Exclusive of the S-system

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden. Our telephone number is (+46) 8-613-8300.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, originally between us and the predecessor in interest to J.P. Morgan Trust Company, National Association, as trustee as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). J.P. Morgan Trust Company, National Association now acts as trustee under the indenture. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

•                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

•                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry, certificated and bearer form.

•                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

•                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any of these transactions occur, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

•                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on these debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

•                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

•                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

•                  default for 30 days in the payment of any interest on any debt security of such series when due;

•                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

•                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

•                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

•                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

•                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

Ratios of Earnings to Fixed Charges

The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system) for the periods indicated:

	Year ended December 31,
	2004	2003	2002	2001	2000
Swedish accounting principles	1.14	1.16	1.16	1.12	1.13
U.S. accounting principles	1.34	1.22	1.96	0.91	1.13

For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, in SEK exclusive of the S-system.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as at September 30, 2005. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

As of
September 30, 2005
Actual
(Skr millions)
Senior debt:
Long-term	156,271.7
Short-term	29,855.6
Total senior debt(1),(2)	186,127.3

Subordinated debt:
Long-term	3,190.0
Short-term	—
Total subordinated debt(1)	3,190.0

Shareholder’s funds:
Non-distributable capital
Share capital(3) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0
Non-distributable reserves	1,174.1

Total non-distributable capital	2,164.1

Distributable capital:
Undistributed profits	1,227.6
Net profit for the period	260.4

Total distributable capital	1,488.0
Total shareholder’s funds	3,652.1

Total capitalization	192,969.4

(1)             At September 30, 2005, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2005.

(2)             Unguaranteed and unsecured.

(3)             In accordance with our Articles of Association, SEK’s share capital shall neither be less than Skr 700 million nor more than Skr 2,800 million.

There has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2005.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, between us and the predecessor in interests to JP Morgan Trust Company, which currently serves as trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). We have filed the indenture and each of the supplemental indentures as exhibits to the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures, including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue of additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. (Section 1011) We refer to the prospectus supplement relating to the particular series of debt securities we are offering thereby for the terms of such debt securities, including, where applicable:

(i)                      the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)                   the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)                the date or dates on which such debt securities will mature;

(iv)               the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)                  the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)               the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)            our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)         the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)                 whether we will issue such debt securities as registered securities, bearer securities or both, and the terms relating to the exchange of any such bearer securities;

(x)                    whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(xi)                 whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xii)              whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xiii)           any additional restrictive covenants or events of default provided with respect to such debt securities; and

(xiv)          any other terms of such debt securities. (Section 301)

We may issue debt securities as registered securities, bearer securities or both. We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “Global Securities”. We will describe the particular terms of any bearer securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, in the applicable prospectus supplement.

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

•                  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

•                  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

•                  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

•                  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

•                  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

•                  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

•                  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

•                  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name”, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

•                  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint in the United States for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” to mean, with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business. (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

•                  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•                  no such additional amount will be paid:

•               with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

•               with respect to any bearer security presented for payment more than 30 days after the later of (A) the date on which the payment of principal, premium or interest relating to such additional amount first becomes due and (B) if we fail to provide for such payment of principal, premium or interest on or prior to such due date, the date on which such payment has been duly provided for, except to the extent that the holder thereof would have been entitled to such additional amount on presenting such bearer security for payment on such thirtieth day, or

•               where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)                     in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)                  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)               certain other conditions are met. (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•                  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•                  reduce the aforesaid percentage of principal amount (or, in the case of any principal indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

The provisions contained in the indenture for convening meetings of the holders of all or a portion of the debt securities of a series issuable in whole or in part as bearer securities will be described in the prospectus supplement relating to such bearer securities.

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)                                     default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)                                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)                               default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)                              default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)                                 default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

(vi)                              certain events of bankruptcy, insolvency or reorganization. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008)

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the Holders of all such debt securities, waive any past default or event of default, except, for example, a default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

(i)                                     an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)                                  if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

We have irrevocably designated the Swedish Consulate-General in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures or the debt securities brought in any federal or State court in The City of New York. We have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. This designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act. (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

SWEDISH TAXATION

Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the notes for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes. This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document. These laws are subject to change, possibly on retroactive basis. Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of notes in their particular circumstances.

Payments of any principal or interest to the holder of a note should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable. Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

•                  the name or names of any underwriters or agents;

•                  the purchase price of the debt securities;

•                  the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price of the debt securities;

•                  any concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such debt securities may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the U.S. Securities Act of 1933. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities in any of three ways:

•                  through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or reallowed or paid to dealers may be changed.

We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Any restrictions on the offer, sale or delivery of bearer securities to United States persons or within the United States in connection with the original issuance of the debt securities will be described in the applicable prospectus supplement. Such prospectus supplement will also describe any restrictions on the sale of debt securities in other jurisdictions if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our Articles of Association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities:

•                  For us:  Advokatfirman Vinge, Stockholm; and

•                  For the underwriters and agents, if any:  Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, New York, NY 10017.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $4,000,000,000 debt securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$ 110,000
Accounting fees and expenses	26,500
Printing and engraving expenses	5,000
Miscellaneous	100,000
Total	U.S.$ 241,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$120,930.94 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-115102).

EXPERTS

Our financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2004 are incorporated by reference in this prospectus and have been audited by KPMG Bohlins AB, independent auditors, as set forth in their report dated March 10, 2005 and, in respect to notes 32 and 38 to such financial statements, April 6, 2005.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 (No. 333-131369) that we filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago. Some of our SEC filings are also available on the SEC’s website at http:/ /www.sec.gov.

$

ELEMENTSSM

Linked to the Rogers International Commodity Index®

— Metals Total ReturnSM

due          , 2022

PRICING SUPPLEMENT

               , 2007

Nuveen Investments	Merrill Lynch & Co.
as Agents for

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